                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incoporation by reference in this registration statement on Form S-3 (File No 33-58265) of our report dated February 10, 1995, included in Harken Energy Corporation's Form 10-K for the year ended December 31, 1994, and of our report dated December 22, 1994, on the financial statements of the CHAP Venture as of and for the year ended December 31, 1993, included in Harken Energy Corporation's Form 8-K/A dated January 3, 1995, and to all references to our Firm included in this registration statement.


                                                   /s/ ARTHUR ANDERSEN LLP

                                                       ARTHUR ANDERSEN LLP


Dallas, Texas
September 21, 1995